Exhibit 10.8

SOUTHERN TRUST SECURITIES HOLDING CORP.

RESTRICTED STOCK GRANT WAIVER
AND
NONSTATUTORY STOCK OPTION AGREEMENT

1. Waiver of Restricted Stock Grant. Pursuant to the terms of an Employment Agreement dated January 4, 2007, between Southern Trust Securities Holding Corp. (the “Corporation”) and Robert Escobio (the “Participant”), the Participant was granted Four Million Five Hundred Thousand (4,500,000) shares of the Corporation’s restricted common stock (the “Common Stock”), which did not begin monthly equal vesting until August 2009.  Between August and November 2009, the Participant vested in 500,000 shares of such restricted Common Stock.  On November 18, 2009, the Participant entered into an Agreement of Waiver of Stock with the option to waive his right, without any further compensation or inducement to the Corporation or the Participant, to One Million (1,000,000) shares of the Common Stock granted to him, which would otherwise vest monthly, on or around fourth of December 2009 through the fourth of July, 2010.  The Participant waived his right to these shares each month.  Effective as of August 4, 2010, the Participant is entitled to vest monthly in the remaining Three Million (3,000,000) shares of restricted common stock.  Participant hereby waives his right effective beginning in August 2010 to any right, title and interest to vest in these shares.  The Corporation shall treat such shares as redeemed and no longer issued and outstanding effective with the signing of this Agreement.

2. Grant of Option. This agreement evidences the grant by the Corporation on October 1, 2010 (the "Grant Date") to the Participant of an option to purchase, in whole or in part, on the terms provided herein a total of Three Million Three Hundred and Fifty Thousand (3,350,000) shares (the "Shares") of restricted common stock of the Corporation ("Common Stock") at $.25 per Share (the "Exercise Price").  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on October 1, 2020 (the "Final Exercise Date").

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

3. Vesting Schedule. This option will become exercisable ("vest") in equal amounts over a period of ten (10) years, with one-tenth of the options vesting on October 1st of each year commencing on October 1, 2011.  The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested up to and including the Final Exercise Date.

4. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be by written notice in the form attached hereto as Exhibit A, signed by the Participant, and received by the Corporation at its principal office, accompanied by this agreement, and payment in full.

(b) Termination of Relationship with the Corporation. If the Participant ceases to be an employee of the Corporation, or any present or future subsidiary of the Corporation (which shall be included in the definition of the Corporation for purposes of this Agreement) for any reason, then, except as provided in paragraphs (c) and (d) below, the right to exercise this option shall still terminate on the Final Exercise Date, provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

(c) Exercise Period Upon Death. If the Participant dies prior to the Final Exercise Date while he is an employee and the Corporation has not terminated such relationship for "cause" as specified in paragraph (d) below, this option shall be exercisable up to and including the Final Exercise Date by an authorized transferee of the deceased, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his death.

(d) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Corporation is terminated by the Corporation for Cause (as defined below), the right to exercise this option shall terminate upon the close of business on the effective date of such termination of employment or other relationship (the "Termination Date") and the Participant will not vest in any unvested shares.  If, prior to the Final Exercise Date, the Participant is given notice by the Corporation of the termination of his employment or other relationship by the Corporation for Cause, the effective date of such termination of employment or other termination shall be subsequent to the date of the delivery of such notice and the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) immediately prior to such Termination Date as agreed to by the Corporation and Participant or set by a third party arbitrator, as provided for below. If the Participant is party to an employment, consulting or severance agreement with the Corporation that contains a definition of "cause" for termination of employment or other relationship, "Cause" shall have the meaning ascribed to such term in such agreement. Otherwise, "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his responsibilities to the Corporation (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Corporation), as mutually agreed to by the Corporation and the Participant and if not mutually agreed to, as determined by a third-party arbitrator.

5. Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Corporation, or makes provision satisfactory to the Corporation for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option by the Participant as an employee of the Corporation.

6. Nontransferability of Option. This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution of the domicile of the Participant, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7. Adjustments of Exercise Price and Number of Shares Subject to Options. The number of shares of Common Stock purchasable upon the exercise of the option and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Corporation shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Common Stock issuable upon exercise of this option immediately prior thereto shall be adjusted so that the Participant shall be entitled to receive the number of shares of Common Stock which he would have owned or have been entitled to receive had such option been exercised in advance thereof.  Upon each such adjustment of the number of shares of Common Stock which are issuable hereunder, the Participant shall thereafter be entitled to purchase the number of shares of Common Stock resulting from such adjustment at an Exercise Price per share of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of shares of Common Stock resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

8. Change of Control.   In case the Corporation issues additional shares of common stock, or any securities convertible or exchangable into shares of common stock, or any shares of any series of stock with voting rights, to any person causing such person to acquire control of over 50.01% or more of the Corporation’s issued and outstanding voting stock, excluding shares of common stock held by, or issuable upon the exercise of options granted to, Robert Escobio (each a “Change of Control”), then the Participant’s options granted hereunder shall become fully vested effective as of the date of such Change of Control.

9. Authorized Shares. The Corporation covenants that during the period the option is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares of Common Stock upon the exercise, in whole or in part, of this option.

[Signature page to follow.]

IN WITNESS WHEREOF, the Corporation has caused this option to be executed by its duly authorized officer.

SOUTHERN TRUST SECURITIES HOLDING CORP.

By:	/s/ Kevin Fitzgerald
Name: Kevin Fitzgerald
Title: President

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

PARTICIPANT:	/s/ Robert Escobio

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:

Southern Trust Securities Holding Corp.
145 Almeria Ave.
Coral Gables, Florida 33134

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me by Southern Trust Securities Holding Corp. (the "Corporation") for the purchase of 3,350,000 shares of Common Stock of the Corporation at a purchase price of $.25 per share.

I hereby exercise my option to purchase                          shares of Common Stock (the "Shares"), for which I have enclosed                          in the amount of                         .

Please register my stock certificate as follows:

Name(s):

Address:

Tax I.D. #:

Very truly yours,

(Signature)